Exhibit 99.1

Barnes & Noble Education Appoints Lowell W. Robinson to Board of Directors

Announces Cooperation Agreement with Outerbridge

BASKING RIDGE, N.J.-July 21, 2020-Barnes & Noble Education, Inc. (NYSE: BNED), a leading solutions provider for the education industry, today announced that it has appointed Lowell W. Robinson to its Board of Directors as an independent director and as a member of the Board’s Audit Committee, effective immediately. The Company also announced it has entered into a cooperation agreement with Outerbridge Capital Management, LLC (“Outerbridge”), which currently owns approximately 13.5% of the Company’s outstanding shares.

“We are pleased to welcome Lowell to our Board as an independent director,” said Michael P. Huseby, Chairman and Chief Executive Officer. “Lowell is a seasoned executive with significant experience in both the digital and education industries, and we look forward to his input as we continue our digital transformation. We are confident we will benefit from his insights as we continue to make significant progress on the execution of our digital strategy and the ongoing review of strategic opportunities by the Board and its advisors.”

“I am honored to join the BNED Board of Directors,” said Mr. Robinson. “BNED is a unique company with significant growth potential, offering innovative digital solutions that are more important than ever to students and educators given the closures of campuses due to COVID-19. I look forward to working closely with the Board and management team to continue building on the momentum of the Company’s key stabilization and growth initiatives to drive long-term value for shareholders.”

Pursuant to the cooperation agreement, Outerbridge will vote all of its shares in favor of all the persons nominated by the Board to serve as directors of the Company at the 2020 Annual Meeting, which will include Mr. Robinson. Additionally, pursuant to the agreement, the Company has agreed to nominate Zachary Levenick as a director candidate for election at the 2020 Annual Meeting. Outerbridge has also agreed to abide by certain customary standstill provisions. The full agreement between BNED and Outerbridge will be filed in a Form 8-K with the U.S. Securities and Exchange Commission.

“We have engaged in a constructive dialogue with BNED over the past year and are pleased to have reached this agreement in support of BNED’s future,” said Rory Wallace, Chief Investment Officer of Outerbridge. “With its unique set of offerings that serve digital, virtual and in-person education, and its highly differentiated retail business, BNED has a special opportunity not only to deliver value to its shareholders and to all stakeholders in the higher education system, but to help shape the future of the industry by stepping forward in this time of disruption. The Company has demonstrated its ability to manage expenses and liquidity while simultaneously growing bartleby® and its inclusive access offerings, First Day® and First Day Complete at an impressive, and accelerating, rate. We remain deeply committed to BNED, which we believe to be an investment opportunity with tremendous standalone and strategic value, and are excited to continue our engagement with management and the Board as we pursue our common goal of enhancing shareholder value.”

Morgan Stanley & Co. is acting as financial advisor to the Company and Gibson, Dunn & Crutcher LLP is acting as legal counsel to the Company. Olshan Frome Wolosky LLP is acting as legal counsel to Outerbridge.

About Lowell W. Robinson

Mr. Robinson has significant public company Board experience, including in the education sector. He is an experienced digital, education, and turnaround and M&A executive. Mr. Robinson has served as a member of the board of Medley Capital Corporation since 2018, where he sits on the Audit Committee and Special Committee of the board. He previously served on the board of Aratana Therapeutics from 2018 until its sale to ELANCO in 2019. He also previously served on the board of EVINE from 2014 to 2018 where he was Chairman of the Audit

Committee and served on the Finance Committee. He also served on the board of HigherOne, a fintech education services company, from 2014 until its sale in 2016, where he chaired the Audit Committee and was on the Risk Management Committee. From 2006-2009 Mr. Robinson was chief financial officer and chief operating officer of MIVA, a digital marketing company. He was on the board of Edison Schools from 2002 to 2004, where he chaired the audit committee and was lead director; while on the board of Edison Schools, he was interim CFO for NYU Polytechnic, where he architected a highly successful turnaround. From 2000 to 2002, he served as senior vice president and chief financial officer of HotJobs, which was acquired by Yahoo Inc. Mr. Robinson has also served on the board of each of the University of Wisconsin Business School, the Council for Economic Education, the University of Wisconsin Economics Department, the Harvard Business School Club of New York, and the New York Academy of Sciences. Mr. Robinson received his Bachelor of Arts degree in Economics from the University of Wisconsin - Madison and a Master of Business Administration from Harvard Business School.

ABOUT BARNES & NOBLE EDUCATION, INC.
Barnes & Noble Education, Inc. (NYSE: BNED) is a leading solutions provider for the education industry, driving affordability, access and achievement at hundreds of academic institutions nationwide and ensuring millions of students are equipped for success in the classroom and beyond. Through its family of brands, BNED offers campus retail services and academic solutions, a digital direct-to-student learning ecosystem, wholesale capabilities and more. BNED is a company serving all who work to elevate their lives through education, supporting students, faculty and institutions as they make tomorrow a better, more inclusive and smarter world. For more information, visit www.bned.com.

Forward-Looking Statements
This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and information relating to us and our business that are based on the beliefs of our management as well as assumptions made by and information currently available to our management. When used in this communication, the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “will,” “forecasts,” “projections,” and similar expressions, as they relate to us or our management, identify forward-looking statements. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make, including any statements made in regards to our response to the COVID-19 pandemic. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Such statements reflect our current views with respect to future events, the outcome of which is subject to certain risks, including, among others: risks associated with COVID-19 and the governmental responses to it, including its impacts across our businesses on demand and operations, as well as on the operations of our suppliers and other business partners, and the effectiveness of our actions taken in response to these risks; general competitive conditions, including actions our competitors and content providers may take to grow their businesses; a decline in college enrollment or decreased funding available for students; decisions by colleges and universities to outsource their physical and/or online bookstore operations or change the operation of their bookstores; implementation of our digital strategy may not result in the expected growth in our digital sales and/or profitability; risk that digital sales growth does not exceed the rate of investment spend; the performance of our online, digital and other initiatives, integration of and deployment of, additional products and services including new digital channels, and enhancements to higher education digital products, and the inability to achieve the expected cost savings; the risk of price reduction or change in format of course materials by publishers, which could negatively impact revenues and margin; the general economic environment and consumer spending patterns; decreased consumer demand for our products, low growth or declining sales; the strategic objectives, successful integration, anticipated synergies, and/or other expected potential benefits of various acquisitions may not be fully realized or may take longer than expected; the integration of the operations of various acquisitions into our own may also increase the risk of our internal controls being found ineffective; changes to purchase or rental terms, payment terms, return policies, the discount or margin on products or other terms with our suppliers; our ability to successfully implement our strategic initiatives including our ability to identify, compete for and execute upon additional acquisitions and strategic investments; risks associated with operation or performance of MBS Textbook Exchange, LLC’s point-of-sales systems that are sold to college bookstore customers; technological changes; risks associated with counterfeit and piracy of digital and print materials; our international operations could result in additional risks; our ability to attract and retain employees; risks associated with data privacy, information security and intellectual property; trends and challenges to our business and in the locations in which we have stores; non-renewal of managed bookstore, physical and/or online store contracts and higher-than-anticipated store closings; disruptions to our information technology systems, infrastructure and data due to computer malware, viruses, hacking and phishing attacks, resulting in harm to our business and results of operations; disruption of or interference with third party web service providers and our own proprietary technology; work stoppages or increases in labor costs; possible increases in shipping rates or interruptions in shipping service; product shortages, including decreases in the used textbook inventory supply associated with the implementation of publishers’ digital offerings and direct to student textbook consignment rental programs, as well as the risks associated with the impacts that public health crises may have on the ability of our suppliers to manufacture or source products, particularly from outside of the United States; changes in domestic and international laws or regulations, including U.S. tax reform, changes in tax rates, laws and regulations, as well as related guidance; enactment of laws or changes in enforcement practices which may restrict or prohibit our use of texts, emails, interest based online advertising, recurring billing or similar marketing and sales activities; the amount of our indebtedness and ability to comply with covenants applicable to any future debt financing; our ability to satisfy future capital and liquidity requirements; our ability to access the credit and capital markets at the times and in the amounts needed and on acceptable terms; adverse results from litigation, governmental investigations, tax-related proceedings, or audits; changes in accounting standards; and the other risks and uncertainties detailed in the section titled “Risk Factors” in Part I - Item 1A in our Annual Report on Form 10-K for the year ended May 2, 2020. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those described as anticipated, believed, estimated, expected, intended or planned. Subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements in this paragraph. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this press release.

Media Contact:
Carolyn J. Brown
Senior Vice President
Corporate Communications and Public Affairs
Barnes & Noble Education, Inc.
908-991-2967
cbrown@bned.com

Investor Contact:
Andy Milevoj
Vice President
Corporate Finance and Investor Relations
Barnes & Noble Education, Inc.
908-991-2776
amilevoj@bned.com